UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2023

Expro Group Holdings N.V.
(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-36053	98-1107145
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1311 Broadfield Blvd., Suite 400 Houston, TX	77084
(Address of Principal Executive Offices)	(Zip code)

(713) 463-9776
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, €0.06 nominal value	XPRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.          Other Events.

Expro Group Holdings N.V. (the “Company”) has previously disclosed that it has been investigating the operations of certain of its foreign subsidiaries in West Africa including possible violations of the U.S. Foreign Corrupt Practices Act (“FCPA”), our policies and other applicable laws.  The investigation was voluntarily disclosed to the Securities and Exchange Commission (“SEC”) and the U.S. Department of Justice (“DOJ”) in 2016.  The investigation has now concluded.  The DOJ provided a declination, subject to the Company and the SEC reaching a satisfactory settlement of civil claims.  On April 26, 2023, the SEC issued a cease-and-desist order against the Company pursuant to Section 21C of the Securities Exchange Act of 1934 (the “Exchange Act”).  Under this Order, the Company neither admitted nor denied any of the SEC’s findings and has agreed to cease and desist from committing or causing any violations and any future violations of the anti-bribery, books and records and internal accounting controls requirements of the FCPA and the Exchange Act.  In addition, the Company has agreed to pay $7.99 million to the SEC in respect of disgorgement, prejudgment interest and civil penalty.

In accepting the Company’s offer, the SEC noted the Company’s self-reporting, co-operation afforded to the SEC staff and remedial action including improving the Company’s internal accounting controls and further enhancements to its internal controls environment and compliance program following the merger in 2021 of Frank’s International and Expro Group Holdings International.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2023	Expro Group Holdings N.V.

By: /s/ John McAlister
John McAlister
General Counsel and Secretary